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                                                             EXHIBIT 24.1




                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Registration Nos. 33-52493, 2-90808, 2-84876 and 2-84669) and Form S-8 (Registration Nos. 33-33058,
33-4939, 33-46734 and 33-46735) of Terra Industries Inc. of our report dated February 26, 1994 on our audit of the financial statements of Asgrow Florida Company (a wholly-owned subsidiary of The Upjohn Company) as of and for the year ended December 31, 1993, which report is included in Terra Industries Inc. Current Report on Form 8-K/A-1, dated December 31, 1993.





DELOITTE & TOUCHE

Tampa, Florida
February 26, 1994